Exhibit 10.19

WEBER-STEPHEN MANAGEMENT POOL LLC

COMMON UNIT AGREEMENT

THIS COMMON UNIT AGREEMENT (this “Agreement”) is made and entered into as of [•], 2021, by and between Weber-Stephen Management Pool LLC, a Delaware limited liability company (the “Management Pool”), Weber HoldCo LLC, a Delaware limited liability company (the “Company”), and the individual listed on Schedule A (“Holder”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Company LLC Agreement (as defined below), as applicable.

RECITALS:

A.

WSP previously issued common units (the “Prior WSP Common Units”) to Management Pool for the benefit of Holder, and Management Pool previously issued corresponding common units (the “Prior Management Pool Common Units”) to Holder, in each case in the amounts and on the date set forth in Schedule A hereto, pursuant to a Common Unit Purchase Agreement, made and entered into by and between Management Pool and Holder (the “Prior Agreement”).

B.

In connection with the transactions contemplated by the Reorganization Agreement (the “Reorganization”), the Company was formed and became the sole member of WSP, and the members of WSP became members of the Company, subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of Weber HoldCo LLC, dated [•], 2021, as it may be further amended from time to time (the “Company LLC Agreement”).

C.

The Company is engaged in the business of (i) manufacturing and distribution of gas, electric and charcoal grills and accessories, barbeque and grilling equipment, and (ii) the ownership, operation and/or licensing of restaurants that specialize in grilled and barbequed foods.

D.

Management Pool’s primary purpose is to be a member of the Company and to acquire, own, hold, transfer or otherwise dispose of membership interests in the Company for the benefit of the employees, officers and other key service providers of the Company and its Subsidiaries.

E.

In connection with the initial underwritten public offering (the “IPO”) of Weber Inc., a Delaware corporation, the parties hereto desire to supersede the Prior Agreement with this Agreement, effective as of immediately prior to the closing of the IPO (the “Effective Time”).

THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Common Units; LLC Agreements.

1.1 Outstanding Common Units. The Prior Management Pool Common Units shall remain outstanding and subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of Management Pool, dated April 23, 2018 (as may be amended from time to time in accordance with its terms, the “Management Pool LLC Agreement”, and together with the Company LLC Agreement, the “LLC Agreements”), in the adjusted amount as reflected in Schedule A hereto to reflect the Reorganization (as adjusted, the “New Management Pool Common Units”); provided, however, that the Corresponding Units (as defined in the Management Pool LLC Agreement) relating thereto, which were previously the Prior WSP Common Units, shall instead refer to the number of Common Units in the Company set forth in Schedule A hereto.

Holder hereby, automatically and without further action on [his][her] part reaffirms [his][her] agreement to be a party to, signatory of and bound by the Management Pool LLC Agreement. At the request of Management Pool, Holder shall execute the Management Pool LLC Agreement or a joinder or counterpart signature page thereto.

1.2 LLC Agreements. Holder acknowledges receipt of a copy of the LLC Agreements, and agrees that the New Management Pool Common Units and the Corresponding Units shall be subject to all of the terms and provisions of this Agreement and the LLC Agreements, as applicable, including future amendments thereto. Holder acknowledges that the Company and Management Pool may from time to time issue additional New Management Pool Common Units and Corresponding Units, as applicable, in accordance with the terms of this Agreement and the LLC Agreements.

2. Restrictions on Transfer of Awards; Distribution Rights.

2.1 Restrictions on Transfer of Awards. The New Management Pool Common Units and the Corresponding Units (collectively, the “Units”) are subject to the terms of the LLC Agreements, including, without limitation, the restrictions on Transfer and the other restrictions set forth therein. Any Permitted Transferee of the Units shall take such Units subject to the terms of this Agreement and the LLC Agreements. Any such Permitted Transferee must, upon the request of the Company, agree to be bound by the LLC Agreements, and this Agreement, and shall execute the same on request. Any Transfer of Units which is not made in compliance with the LLC Agreements and this Agreement shall be null and void ab initio and of no effect.

2.2 Distribution Rights. Holder may direct Management Pool at any time to distribute to Holder all or a portion of the Corresponding Units, in which case an equal number of Management Pool Common Units held by Holder shall be cancelled and the Corresponding Units that are distributed to Holder shall immediately undergo a Redemption.

3. Representations, Warranties, Covenants, and Acknowledgments of Holder. Holder hereby represents, warrants, covenants, acknowledges and agrees on behalf of Holder and his or her spouse, as applicable, that:

3.1 Investment. Holder is holding the New Management Pool Common Units for Holder’s own account, and not for the account of any other Person. Holder is holding the New Management Pool Common Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

3.2 Relation to Company. Holder is presently an employee of the Company or one of its Affiliates and, in such capacity, has become personally familiar with the business of the Company and its Affiliates.

3.3 Access to Information. Holder has had the opportunity to ask questions of, and to receive answers from, the Company and Management Pool with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company and Management Pool.

3.4 Registration. Holder understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the Units cannot be transferred by Holder other than in accordance with the terms and conditions set forth in this Agreement and the LLC Agreements and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. Neither the Company, Management Pool, nor any of their Affiliates has made any agreements, covenants or undertakings whatsoever to register the Units under the Securities Act. Neither the Company, Management Pool nor any of their Affiliates has made any representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act is available.

3.5 Public Trading. Neither of the Company’s or Management Pool’s equity securities are presently publicly traded, and neither the Company, Management Pool nor any of their Affiliates has made any representations, covenants or agreements as to whether there will be a public market for any of the Company’s or Management Pool’s equity securities.

3.6 Tax Advice. Neither the Company, Management Pool, nor any of their Affiliates has made any warranties or representations to Holder with respect to the income tax consequences associated with the Units or the transactions contemplated by this Agreement, and Holder is in no manner relying on the Company, Management Pool or any of its Affiliates or their representatives for an assessment of such tax consequences. Holder is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the New Management Pool Common Units.

4. Remedies. Holder shall be liable to the Company and Management Pool for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Units which is in violation of the provisions of this Agreement or the LLC Agreements. Without limiting the generality of the foregoing, Holder agrees that the Company, Management Pool and its Affiliates shall be entitled to obtain specific performance of the obligations of Holder under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Holder shall not urge as a defense that there is an adequate remedy at law.

5. Arbitration. If any dispute or controversy arises under or in connection with this Agreement, such dispute or controversy is not resolved within a commercially reasonable time not to exceed sixty (60) days, then such dispute or controversy shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in Chicago, Illinois in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) then in effect, in accordance with this Section 5, except as otherwise prohibited by any nonwaivable provision of applicable law or regulation. The parties hereby agree that the arbitrator shall construe, interpret and enforce this Agreement in accordance with its express terms, and otherwise in accordance with the governing law as set forth in Section 6. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company and Management Pool shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Agreement and Holder hereby consents that such restraining order or injunction may be granted without requiring the Company or Management Pool to post a bond. Unless the parties otherwise agree, only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and enforceable by any court of competent jurisdiction. The Company or Management Pool shall pay all administrative fees, and the fees and expenses of the arbitrator, to the extent that such fees and expenses exceed the amount of any court filing fees that Holder would have incurred in order to file a claim in court. In the event action is brought pursuant to this Section 5, the arbitrator shall be permitted to award fees and costs to the prevailing party, in accordance with applicable law, but shall not have the power to award damages in excess of actual damages, including legal fees and expenses, and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages. If in the opinion of the arbitrator there is no prevailing party, then each party shall pay its own attorney’s fees and expenses. Holder, the Company and Management Pool expressly waive their right to a jury trial.

6. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of law or choice of law of the State of Delaware, or any other jurisdiction, and where applicable, the laws of the United States.

7. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery (including, in the case of communications or notices delivered to Holder, at Holder’s principal place of employment), upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party, in the case of the, at the last address Holder has filed with the Company as reflected in the Company’s books and records, and in the case of the Company or Management Pool, at the Company’s principal executive offices, or to such other address as such party may designate in writing from time to time to the other party

8. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile or e-mail, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

9. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

10. Entire Agreement; Amendments and Waivers; Effectiveness of Agreement. This Agreement replaces and merges all previous agreements (including the Prior Agreement) and discussions relating to the same or similar subject matters between Holder, the Company and Management Pool and, together with the LLC Agreements, constitutes the entire agreement between Holder, the Company and Management Pool with respect to the subject matter of this Agreement, except for any written agreement that may be executed by the Company, Management Pool and Holder contemporaneously herewith. In the event of any conflict between this Agreement and the LLC Agreements, the provisions of the LLC Agreements shall control; provided, however, this Agreement may contain additional provisions and restrictions other than as set forth in the LLC Agreements. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by Holder, officer, or representative of the Company or Management Pool or by any written agreement unless signed on behalf of the Company, Management Pool and Holder. Any such written amendment shall be consistent with the provisions of the LLC Agreements. Notwithstanding anything herein to the contrary, if the Effective Time does not occur, this Agreement shall be void ab initio.

11. Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

12. Captions. The titles, captions or headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13. Nature of Issuance. Holder acknowledges, understands and agrees that:

(A) the issuance of the Units hereunder is voluntary and occasional and does not create any contractual or other right to receive future rights to equity or other right, or benefits in lieu of rights under this Agreement, even if equity has been issued repeatedly in the past;

(i) all decisions with respect to future rights to equity in the Company, if any, will be at the sole discretion of the Company;

(ii) the value of the Units are not part of or included in any calculation of severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

(iii) the Units and Holder’s right to the Units hereunder will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(iv) the future value of the Units is unknown and cannot be predicted with certainty; and

(v) if Holder resides outside the U.S., the following additional provisions shall apply:

(B) the Units are not intended to replace any pension rights or compensation;

(C) the Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any employing Affiliate, and which are outside the scope of Holder’s employment or service contract, if any;

(D) the Units are not part of normal compensation or salary from the Company (or any Affiliate, if applicable) and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate.

14. Data Privacy. In exchange for the Units, Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Holder’s personal data as described in this Agreement and any other materials by and among, as applicable, the Company, Management Pool or any of their Affiliates for the exclusive purpose of implementing, administering and managing the holding of the Units.

Holder understands that the Company and Management Pool (or an Affiliate, if applicable) may hold certain personal information about Holder, including, but not limited to, Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all rights to purchase interests in the Company awarded, canceled, exercised, vested, unvested or outstanding in Holder’s favor, for the exclusive purpose of implementing, administering and managing the holding of the Units (“Data”).

Holder understands and hereby consents that Data may be transferred to such service provider as may be selected by the Company to administer the transfer of the Units, which service provider is assisting the Company with the implementation, administration and management of the Units. Holder understands and consents that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Holder’s country. Holder understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Holder authorizes the Company, Management Pool, the service provider that may be selected by the

Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Units to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Units. Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Units. Holder understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Holder understands, however, that refusing or withdrawing his or her consent may affect Holder’s ability to be issued the Units. For more information on the consequences of Holder’s refusal to consent or withdrawal of consent, Holder understands that he or she may contact his or her local human resources representative.

15. Language. If Holder has received this Agreement or any other document related to the Units translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

WEBER-STEPHEN MANAGEMENT POOL LLC,
a Delaware limited liability company

By:
Name:
Title:

WEBER HOLDCO LLC,
a Delaware limited liability company

By:
Name:
Title:

Holder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

HOLDER:

[•]

Schedule A

Number of Prior Management Pool Common Units and Date of Issuance	Number of New Management Pool Common Units (and Corresponding Company Common Units)